EXHIBIT 21.01

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 21, 2003

North America Region

	Name of Subsidiary	Jurisdiction

1.	CD Access Inc.	Iowa
2.	IMI Washington Inc.	Delaware
3.	Ingram Funding Inc.	Delaware
4.	Ingram Micro Asia Holdings Inc. (1)	California
5.	Ingram Micro CLBT Inc.	Delaware
6.	Ingram Micro Delaware Inc.	Delaware
7.	Ingram Micro CLBT (2)	Pennsylvania
8.	Ingram Micro L.P. (3)	Tennessee
9.	Ingram Micro Texas L.P. (4)	Texas
10.	Ingram Micro Inc.	Ontario, Canada
11.	Ingram Micro Holdco Inc.	Ontario, Canada
12.	Ingram Micro LP (5)	Ontario, Canada
13.	Ingram Micro Logistics LP (5)	Ontario, Canada
14.	Ingram Micro Japan Inc.	Delaware
15.	Ingram Micro Management Company	California
16.	Ingram Micro Singapore Inc.	California
17.	Ingram Micro Taiwan Inc.	Delaware
18.	Ingram Micro Texas LLC (6)	Delaware
19.	Intelligent Advanced Systems, Inc. (7)	Delaware
20.	Intelligent Distribution Services, Inc. (7)	Delaware
21.	Intelligent Express, Inc. (7)	Pennsylvania
22.	Intelligent SP, Inc.	Colorado
23.	RND, Inc. (7)	Colorado

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 21, 2003

Latin America Region

	Name of Subsidiary	Jurisdiction

24.	Computek Enterprises (U.S.A.) Inc. (7)	Florida
25.	Ingram Export Company Ltd.	Barbados
26.	Ingram Micro de Costa Rica, S. de R.L. (8)	Costa Rica
27.	Ingram Micro Compañia de Servicios, S.A. de C.V. (9)	Mexico
28.	Ingram Micro Latin America & Caribbean Inc.	Delaware
29.	Ingram Micro Latin America	Cayman Islands
30.	Ingram Micro Argentina, S.A.	Argentina
31.	Ingram Micro Chile, S.A. (10)	Chile
32.	Ingram Micro do Brazil Holdings Ltda. (11)	Brazil
33.	Ingram Micro Brazil Ltda (12)	Brazil
34.	Ingram Micro Peru, S.A. (13)	Peru
35.	Ingram Micro Caribbean	Cayman Islands
36.	Ingram Micro Logistics Inc. (14)	Cayman Islands
37.	CIM Ventures Inc. (15)	Cayman Islands
38.	Ingram Micro Mexico, S.A. de C.V. (9)	Mexico
39.	Export Services Inc.	California
40.	Ingram Micro Panama, S. de R.L. (8)	Panama
41.	Ingram Micro SB Holdings Inc.	Cayman Islands
42.	Ingram Micro SB Inc.	California

Europe Region

	Name of Subsidiary	Jurisdiction

43.	Ingram Micro A.S. (16)	Norway
44.	Ingram Micro AB	Sweden
45.	Ingram Micro A/S	Denmark
46.	Ingram Micro Logistics A/S	Denmark
47.	Ingram Micro Logistics Oy	Finland
48.	Ingram Micro OY	Finland
49.	Ingram Micro Logistics AB	Sweden
50.	Ingram Micro Acquisition GmbH	Germany
51.	Ingram Micro B.V.	The Netherlands
52.	Bright Communications B.V.	The Netherlands
53.	Ingram Micro Europe AG	Switzerland
54.	Ingram Micro Holding GmbH (17)	Germany
55.	Ingram Micro Games GmbH	Germany
56.	Ingram Micro Components (Europe) GmbH	Germany
57.	Ingram Micro Europe GmbH	Germany
58.	Ingram Macrotron AG fur Datenerfassungs systeme	Germany

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 21, 2003

59.	Macrotron Systems GmbH	Germany (Munich)
60.	Macrotron Process Technologies GmbH	Germany (Munich)
61.	Macrotron (UK) Ltd	United Kingdom
62.	Ingram Micro Distribution GmbH	Germany (Munich)
63.	Compu-Shack Electronic GmbH	Germany
64.	Compu-Shack Praha s.r.o. (7)	Czeck Republic
65.	Compu-Shack Distribution Electronic GmbH	Germany
66.	Compu-Shack Production Electronic GmbH	Germany
67.	Ingram Micro Hungary Ltd (18)	Hungary
68.	Ingram Micro (UK) Holdings Ltd	United Kingdom
69.	Ingram Micro Finance Center of Excellence Ltd	United Kingdom
70.	Ingram Micro P&W Ltd	United Kingdom
71.	Ingram Micro Ltd	United Kingdom
72.	Ingram Micro Europe N.V./S.A.	Belgium
73.	Ingram Micro Coordination Center BVBA/SPRL	Belgium
74.	Ingram Micro N.V./S.A. (19)	Belgium
75.	Vapriva N.V. (20)	Belgium
76.	Handelsmaatschappij voor Computers N.V. (20)	Belgium
77.	Ingram Micro Polska Sp. z o. o.	Poland
78.	Ingram Micro Purchasing & Warehousing Sp. z o. o.	Poland
79.	Ingram Micro S.A.	Spain
80.	Ingram Micro Purchasing & Warehousing S.A.	Spain
81.	Ingram Micro Sarl (21)	France
82.	Ingram Micro Purchasing & Warehousing Sarl (21)	France
83.	Ingram Micro S.p.A. (22)	Italy
84.	Ingram Micro Purchasing & Warehousing Srl (23)	Italy
85.	Ingram Micro (Portugal) Comercio Internacional & Serviços Sociedade Unipessoal LDA	Portugal
86.	Ingram Micro GmbH	Austria
87.	Ingram Micro AG	Switzerland

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 21, 2003

Asia-Pacific Region

	Name of Subsidiary	Jurisdiction

88.	Ingram Micro Asia Ltd (24)	Singapore
89.	Electronic Resources Pakistan Pte Ltd (7)	Singapore
90.	Electronic Resources Systems Pte Ltd (7)	Singapore
91.	Eltee Electronics Pte Ltd (7)	Singapore
92.	Erijaya Pte Ltd (60%)	Singapore
93.	Ingram Micro Australia Pty Ltd (25)	Australia
94.	Electronic Resources Australia (Qld) Pty Ltd (7)	Australia
95.	Electronic Resources Australia (Vic) Pty Ltd (7) (26)	Australia
96.	Ingram Micro Holding (Thailand) Ltd (27)	Thailand
97.	Ingram Micro (Thailand) Ltd (28)	Thailand
98.	Ingram Micro Hong Kong (Holding) Ltd (7) (29)	Hong Kong
99.	Chinam Electronics Limited (7) (30)	Hong Kong
100.	Ingram Micro (China) Ltd (30)	Hong Kong
101.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
102.	Ingram Micro India Private Limited	India
103.	Ingram Micro Malaysia Sdn Bhd	Malaysia
104.	Ingram Micro NZ Ltd (70%)	New Zealand
105.	Ingram Micro Singapore (Indo-China) Pte Ltd (80%)	Singapore
106.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
107.	Ingram Micro Components Asia Pte Ltd (31)	Singapore
108.	ERIM Sdn Bhd (7)	Malaysia
109.	LT Electronics Sdn Bhd (7)	Malaysia
110.	Megawave Pte Ltd (7)	Singapore

     Footnotes:

(1)	Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

(2)	Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(3)	Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4)	Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(5)	Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

(6)	Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(7)	Dormant.

(8)	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(9)	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 21, 2003

Footnotes (continued):

(10)	99% owned by Ingram Micro Latin America & Caribbean Inc. and 1% owned by Ingram Micro Caribbean.

(11)	99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(12)	99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.

(13)	99.99% owned by Ingram Micro Latin America & Caribbean Inc., .005% owned by Ingram Micro Caribbean and .005% owned by Ingram Micro Inc. (Delaware).

(14)	40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(15)	346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(16)	2.08% owned by Ingram Micro AB.

(17)	3.23% owned by Ingram Micro Delaware Inc.

(18)	65.6% owned by Ingram Micro Holding GmbH and 34.4% owned by Compu-Shack Electronic GmbH.

(19)	1 share owned by Ingram Micro Delaware Inc.

(20)	1 share owned by Ingram Micro Europe N.V.

(21)	1 share owned by Ingram Micro N.V.

(22)	97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(23)	99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(24)	Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital and 0.002% held by individuals.

(25)	Ingram Micro Inc. owns 99.577% of the issued share capital and Ingram Micro Asia Ltd owns 0.423%.

(26)	76% of shares owned by Ingram Micro Australia Pty Limited and 24% owned by Ingram Micro Asia Ltd.

(27)	51% of shares in Ingram Micro Holding (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd. and 49% held by Ingram Micro Asia Ltd. and in trust by nominee shareholders on behalf of Ingram Micro Asia Ltd.

(28)	99.999% of shares owned by Ingram Micro Inc. and 0.001% held in trust by nominee shareholders on behalf of Ingram Micro Inc.

(29)	50% of shares owned by Ingram Micro Asia Ltd and 50% held by nominee shareholder in trust for Ingram Micro Asia Ltd.

(30)	51% of shares owned by Ingram Micro Hong Kong (Holding) Ltd and 49% owned by Ingram Micro Asia Ltd.

(31)	Formerly, Ingram Micro (S.E.A.) Pte Ltd.